Exhibit 5.1

May 5, 2010

Arthur J. Gallagher & Co.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

Ladies and Gentlemen:

We have acted as counsel to Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in respect of the issuance by the Company of an indeterminate number of shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 of the Securities Act. This letter is being delivered pursuant to your request.

In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable to enable us to render these opinions, including: (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Amended and Restated Certificate of Incorporation, (iv) the by-laws of the Company, as amended to date, and (v) the resolutions duly adopted by the board of directors of the Company relating to the approval of the filing of the Registration Statement.

As to matters of fact material to this opinion, we have relied upon representations or certificates of officers or directors of the Company and assertions of fact contained in the documents that we have examined. We have not independently verified those facts.

In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals or certified to us as duly and validly adopted, (iv) the conformity to original documents of all documents submitted to us as copies, and (v) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all public records are accurate and complete.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective and such effectiveness shall not have been terminated or rescinded and that the Registration Statement will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Shares offered thereby has been prepared and filed with the Commission in compliance with the Securities Act and complies with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (iii) all Shares will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and in the applicable Prospectus Supplement;

(iv) any purchase, underwriting or similar agreement relating to the Shares being offered has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) that in connection with the issuance of the Shares, an adequate number of authorized and unissued shares of the Company’s common stock will be available for issuance under the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares to be issued and sold by the Company, when duly authorized by appropriate corporate action on the part of the Company (including the board of directors of the Company or a committee thereof), and issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and in accordance with the resolutions adopted by the board of directors of the Company or a committee thereof, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing), and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent.

This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

/s/ Harter Secrest & Emery LLP